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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Prodigy Communications Corporation (formerly Prodigy, Inc.) on Forms S-8 (File Nos. 333-72179, 333-72181, 333-72183) of our report, dated March 10, 1999, on our audits of the consolidated financial statements of Prodigy Communications Corporation at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 31, 1999